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                         [LOGO OF METLIFE INVESTORS(R)]
                    MetLife Investors USA Insurance Company

                         [222 Delaware Avenue, Suite 900
                                 P.O. Box 25130
                              Wilmington, DE 19899]

METLIFE INVESTORS USA INSURANCE COMPANY (referred to as "we, us and our") will make Annuity Payments as described in this Contract beginning on the Annuity
Date.

This Contract is issued in return for the payment of the initial Purchase
Payment.

REE LOOK PROVISION - RIGHT TO CANCEL

This Contract may be returned for any reason within [10] days after you receive it by mailing or delivering the Contract to either us or the agent who sold it.
Return of this Contract by mail is effective on being postmarked, properly addressed and postage prepaid. We will promptly refund your Account Value as of the Business Day we receive your Contract. Your Account Value may be more or less than your Purchase Payment.

Signed for the Company.


       [/s/ Issac Torres]                  [/s/ Michael K. Farrell]
----------------------------------   -----------------------------------
         [Secretary]                            [President]

INDIVIDUAL FLEXIBLE PURCHASE PAYMENT

DEFERRED VARIABLE ANNUITY CONTRACT

NONPARTICIPATING

READ YOUR CONTRACT CAREFULLY

ANNUITY PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE
INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT
GUARANTEED AS TO DOLLAR AMOUNT.

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TABLE OF CONTENTS
                                                                            Page
                                                                            ----
Contract Schedule .......................................................      3

Definitions .............................................................      4

General Provisions ......................................................      4

Annuitant, Ownership, Assignment Provisions .............................      5

Beneficiary Provisions ..................................................      5

Purchase Payment Provisions .............................................      5

Account Value Provision .................................................      6

Separate Account Provisions .............................................      6

Transfer Provisions .....................................................      6

Death Benefit Provisions ................................................      7

Withdrawal Provisions ...................................................      8

Annuity Provisions ......................................................      8

Suspension or Deferral of Payments or Transfers from the Separate
   Account ..............................................................     10

Reserves, Values and Benefits ...........................................     10

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
DEFINITIONS                                                        ISSUE DATE -- The date this Contract was issued. The Issue Date is shown on the Contract Schedule.
ACCOUNT VALUE -- The sum of your interests in the Subaccounts of
the Separate Account.                                              JOINT OWNER -- If there is more than one Owner, each Owner shall be a Joint Owner of the Contract.
ACCUMULATION UNIT -- A unit of measure used to calculate the
Account Value in a Subaccount of the Separate Account during the   NOTICE -- Any form of communication providing information we
Accumulation Period.                                               need, either in signed writing or another manner that we approve in advance. All Notices to us must be sent to our Annuity Service
ACCUMULATION PERIOD -- The period prior to the Annuity Date        Office and received in good order. To be effective for a Business
during which you can make Purchase Payments.                       Day, a Notice must be received in good order prior to the end of that Business Day.
ANNUITANT -- The natural person(s) on whose life Annuity Payments
are based. You may change the Annuitant at any time prior to the   OWNER -- The person(s) or entity(ies) entitled to the ownership
Annuity Date unless an Owner is not a natural person. Any          rights under this Contract. If Joint Owners are named, all
reference to Annuitant shall also include any Joint Annuitant      references to Owner shall mean Joint Owners. (Referred to as "you
under an Annuity Option. The Annuitant and Owner do not have to    or yours.")
be the same person.
                                                                   PURCHASE PAYMENT -- Any amount paid to us under this Contract as
ANNUITY PAYMENTS -- The series of payments made to the Owner or    consideration for the benefits it provides, less any Premium and other named payee after the Annuity Date under the Annuity Option  Other Taxes deducted upon receipt of a Purchase Payment.
elected.
                                                                   SEPARATE ACCOUNT -- A segregated asset account of the Company
ANNUITY DATE -- The date on which Annuity Payments begin. The      designated on the Contract Schedule.
Annuity Date is shown on the Contract Schedule.
                                                                   SUBACCOUNT -- Separate Account assets are divided into
ANNUITY PERIOD -- The period starting on the Annuity Date during   Subaccounts. Assets of each Subaccount will be invested in shares
which Annuity Payments are payable.                                of an Investment Option.

ANNUITY SERVICE OFFICE -- The office indicated on the Contract     VARIABLE ANNUITY PAYMENTS -- A series of payments made by us
Schedule to which notices, requests and Purchase Payments must be  during the Annuity Period which vary in amount with the
sent, or as otherwise directed by Notice from us. All sums         investment experience of each applicable Subaccount.
payable by us under the Contract are payable through the Annuity
Service Office.                                                    WITHDRAWAL VALUE -- The Account Value less any applicable
                                                                   withdrawal charge, less any Premium and Other Taxes, and less any
ANNUITY UNIT -- A unit of measure used to calculate Variable       Account Fee.
Annuity Payments after the Annuity Date.
                                                                   GENERAL PROVISIONS
ATTAINED AGE -- The age of any Owner or Annuitant on his/her last
birthday.                                                          THE CONTRACT -- The entire contract consists of this Contract, any riders or endorsements attached to this Contract, and a copy
BENEFICIARY -- The person(s) or entity(ies) you name to receive a  of the application, if one is attached to this Contract when
death benefit payable under this Contract upon the death of the    issued. This Contract must be returned to us prior to the payment
Owner or a Joint Owner, or in certain, circumstances, an           of any benefit unless otherwise waived by us. Prior to any
Annuitant.                                                         payment of a death claim, due proof of death must be submitted to
                                                                   us.
BUSINESS DAY -- Each day that the New York Stock Exchange is open
for business. The Separate Account will be valued each Business    INCONTESTABILITY -- We will not contest the validity of this
Day. A Business Day ends as of the close of regular trading on     Contract at any time following the Issue Date.
the New York Stock Exchange.
                                                                   NON-PARTICIPATING -- This Contract will not share in any
COMPANY -- MetLife Investors USA Insurance Company.                distribution by us of dividends.

CONTRACT ANNIVERSARY -- An anniversary of the Issue Date of this   MISSTATEMENT OF AGE OR SEX -- We may require proof of age or sex
Contract.                                                          of the Annuitant before making any Annuity Payments under this
                                                                   Contract which are measured by the Annuitant's life. If the age
CONTRACT YEAR -- A one-year period starting on the Issue Date and  or sex of the Annuitant has been misstated, the amount payable
on each Contract Anniversary thereafter.                           will be the amount that the Account Value would have provided at the correct age or sex.
FIXED ANNUITY PAYMENTS -- A series of payments made by us during
the Annuity Period which we guarantee as to dollar amount. Fixed   Once Annuity Payments have begun, any underpayments will be made
Annuity payments are made out of our General Account.              up in one sum with the next Annuity Payment. Any overpayments will be deducted from future Annuity Payments until the total is
GENERAL ACCOUNT -- All of our assets other than those in any       repaid.
segregated asset account.
                                                                   PROTECTION OF PROCEEDS -- No Beneficiary may commute,
INVESTMENT OPTIONS -- The investment choices within the Separate   encumber, alienate or assign any payments under this Contract
Account available under the Contract.                              before they are due. To the extent permitted by
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
law, no payments will be subject to the debts, contracts or        change of Owner is subject to our underwriting rules in effect at
engagements of any payee or to any judicial process to levy upon   the time of the request.
or attach the same for payment thereof.
                                                                   JOINT OWNER -- A Contract may be owned by Joint Owners, limited
REPORTS -- At least once each calendar year we will furnish you    to two natural persons. Joint Owners have equal ownership rights with a report showing the Account Value and any other information  and must both authorize any exercising of those ownership rights
as may be required by law. We will send you confirmations of       unless otherwise allowed by us. Upon the death of either Owner,
certain transactions. Reports and confirmations will be sent to    the surviving Joint Owner will be deemed to be the primary
your last known address. You will have 60 days from the date you   Beneficiary.
receive your report or confirmation to inform us of any errors in
the report or confirmation, otherwise the report or confirmation   ANNUITANT -- The Annuitant is the person on whose life Annuity
will be deemed to be final and correct.                            Payments are based. The Annuitant is the person designated by you as of the Issue Date, unless changed prior to the Annuity Date.
PREMIUM AND OTHER TAXES -- Any taxes paid by us to any             The Annuitant may not be changed in a Contract which is owned by
governmental entity relating to this Contract will be deducted     a non-natural person. Any change of Annuitant is subject to our
from the Purchase Payments or Account Value when incurred. We      underwriting rules in effect at the time of the request.
will, at our sole discretion, determine when taxes relate to the
Contract, including when they have resulted from: the investment   ASSIGNMENT -- You may assign your rights under this Contract. We experience of the Separate Account; receipt by us of the Purchase  will not be bound by any assignment until Notice of the
Payments; or commencement of Annuity Payments. We may, at our      assignment is recorded by us. We are not responsible for the
sole discretion, pay taxes when due and deduct that amount from    validity of any assignment. We will not be liable for any payment
the Account Value at a later date. Payment at an earlier date      or other settlement made by us before we record the Notice of the does not waive any right we may have to deduct amounts at a later  assignment.
date. We will deduct any withholding taxes required by applicable
law.                                                               BENEFICIARY PROVISIONS

EVIDENCE OF SURVIVAL -- We may require satisfactory evidence of    BENEFICIARY -- The Beneficiary designation in effect on the Issue
the continued survival of any person(s) on whose life Annuity      Date will remain in effect, unless changed. Unless you provide
Payments are based. We reserve the right to discontinue Annuity    otherwise, the death benefit will be paid in equal shares or all
Payments until satisfactory proof of continued survival is         to the Beneficiary(ies) as follows:
received.
                                                                   1.   to the primary Beneficiary(ies) who survive you (or if the
MODIFICATION OF CONTRACT -- This Contract may be modified by us         Owner is not a natural person, the Annuitant's death); or if
in order to maintain compliance with applicable state and federal       there are none, then
law. This Contract may be changed or altered only in writing
signed by our President or our Secretary.                          2.   to the contingent Beneficiary(ies) who survive you (or if
                                                                        the Owner is not a natural person, the Annuitant's death);
INACTIVE CONTRACT -- We may terminate this Contract by paying you       or if there are none, then
the Account Value, in one sum if prior to the Annuity Date, you
make no Purchase Payments for two consecutive Contract Years, the  3.   to your estate.
total amount of Purchase Payments made, less any partial
withdrawals, is less than $2,000, and the Account Value on or      If Joint Owners have been designated, unless you inform us
after the end of such two year period is less than $2,000.         otherwise, the surviving Joint Owner will be treated as the primary Beneficiary. Any other Beneficiary designation will be
We will give you 60 days notice to make a Purchase Payment before  treated as a contingent Beneficiary unless otherwise indicated in
we take any action.                                                a Notice to us.

ANNUITANT, OWNERSHIP, ASSIGNMENT PROVISIONS                        CHANGE OF BENEFICIARY -- Subject to the rights of any irrevocable
                                                                   Beneficiary, you may change the primary Beneficiary or contingent
OWNER -- You, as the Owner, have all the interest and rights       Beneficiary. A change may be made by filing a Notice with us. The
under this Contract. The Owner is the person designated as such    change will take effect as of the date the Notice is signed. We
on the Issue Date, unless changed.                                 will not be liable for any payment made or action taken before we record the change.
You may change the Owner at any time. A change of Owner will
automatically revoke any prior designation of Owner. A request     PURCHASE PAYMENT PROVISIONS
for change must be:
                                                                   PURCHASE PAYMENTS -- The initial Purchase Payment is due on the
1.   by Notice; and                                                Issue Date. The Minimum Subsequent Purchase Payment and Maximum
                                                                   Total Purchase Payments permitted under this Contract, are shown
2.   received by us at the Annuity Service Office.                 on the Contract Schedule.

The change will become effective as of the date the Notice is      CHANGE IN PURCHASE PAYMENTS -- Subject to the Minimum and Maximum
signed. A new designation of Owner will not apply to any payment   Purchase Payments shown on the
made or action taken by us prior to the time the new designation was recorded at our Annuity Service Office. Any
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
Contract Schedule, you may increase or decrease or change the      do so, we guarantee that such modification will not affect your
frequency of subsequent Purchase Payments.                         Account Value.

ALLOCATION OF PURCHASE PAYMENTS -- The allocation of Purchase      VALUATION OF ASSETS -- Assets of the Separate Account are valued
Payments is made in accordance with your selection made at the     at their fair market value in accordance with our procedures.
Issue Date. Unless you elect otherwise, subsequent Purchase
Payments will be allocated in accordance with your initial         ACCUMULATION UNIT -- Accumulation Units shall be used to account
selection. Allocation of the Purchase Payments is subject to the   for all amounts allocated to or withdrawn from a Subaccount of
Allocation Requirements set forth on the Contract Schedule. If     the Separate Account as a result of Purchase Payments,
there are Joint Owners, unless we are instructed to the contrary,  withdrawals, transfers, or fees and charges. We will determine
allocation instructions will be accepted from either one of the    the number of Accumulation Units of a Subaccount purchased or
Joint Owners.                                                      canceled. This is done by dividing the amount allocated to (or the amount withdrawn from) the Subaccount, by the dollar value of
ACCOUNT VALUE PROVISION                                            one Accumulation Unit of the Subaccount as of the end of the
                                                                   Business Day during which the Notice for the transaction is
ACCOUNT VALUE -- Your Account Value for any Business Day is the    received at the Annuity Service Office.
sum of your interests in the Subaccounts of the Separate Account
as of such Business Day.                                           ACCUMULATION UNIT VALUE -- The initial Accumulation Unit Value for each Subaccount was set by us. Subsequent Accumulation Unit
The portion of your Account Value in a Subaccount is determined    values for each Subaccount are determined by multiplying the
by multiplying the number of Accumulation Units allocated to the   Accumulation Unit Value for the immediately preceding Business
Contract for the Subaccount by the Accumulation Unit Value.        Day by the Net Investment Factor of the Subaccount for the
                                                                   current Business Day.
ACCOUNT FEE -- We will deduct an Account Fee from your Account
Value as set forth on the Contract Schedule.                       The Accumulation Unit Value may increase or decrease from
                                                                   Business Day to Business Day.
SEPARATE ACCOUNT PROVISIONS
                                                                   NET INVESTMENT FACTOR -- The Net Investment Factor for each
THE SEPARATE ACCOUNT -- The Separate Account is designated on the  Subaccount is determined by dividing A by B and multiplying by
Contract Schedule and consists of assets, which are kept separate  (1-C) where:
from our General Account assets and all of our other segregated
asset accounts. The assets of the Separate Account, equal to       A is (i)  the net asset value per share of the Investment
reserves and other liabilities of your Contract and those of                 Option held by the Subaccount at the end of the current
other owners who have an interest in the Separate Account, will              Business Day; plus
not be charged with liabilities arising out of any other business
we may do.                                                              (ii) any dividend or capital gains per share declared on
                                                                             behalf of such Investment Option that has an
The Separate Account assets are divided into Subaccounts. The                ex-dividend date as of the current Business Day.
assets of each Subaccount are allocated to an Investment Option.
                                                                   B is the net asset value per share of the Investment Option
INVESTMENTS OF THE SEPARATE ACCOUNT -- Purchase Payments                held by the Subaccount for the immediately preceding
applied to the Separate Account are allocated to the                    Business Day.
Subaccounts of the Separate Account. We may, from time
to time, add additional Investment Options. You may be             C is (i)  the Separate Account Product Charges which are shown
permitted to transfer all or a portion of your Account Value to              on the Contract Schedule for each day since the last
the additional Investment Option(s). However, the right to make              Business Day. The daily charge is equal to the annual
any transfer will be limited by any terms and conditions in                  Separate Account Product Charges divided by 365; plus
effect at the time of transfer.
                                                                        (ii) a charge factor, if any, for any taxes or any tax
If the shares of any of the Investment Options become unavailable            reserve we have established as a result of the
for investment by the Separate Account, or we deem further                   operation of this Subaccount.
investment in these shares inappropriate, we may prohibit or
otherwise limit further purchase of such shares or substitute      PRODUCT CHARGES -- We deduct Product Charges from the Separate
shares of another Investment Option for shares already purchased   Account and Account Value as shown on the Contract Schedule.
under this Contract, subject to obtaining any necessary
regulatory approvals.                                              TRANSFER PROVISIONS

CHANGE IN OPERATION -- We reserve the right to transfer assets of  You may make certain transfers of your Account Value subject to
the Separate Account to another account, and to modify the         the provisions set forth below. You may elect to make these
structure or operation of the Separate Account, subject to         transfers by telephone or other means acceptable to us. However,
obtaining any necessary regulatory approvals. If we                to elect this option you must first provide us with a Notice in a form that we may require. If there are Joint
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
Owners, unless we are instructed to the contrary, transfer         TRANSFERS DURING THE ANNUITY PERIOD -- Transfers made during the
instructions will be accepted from either one of the Joint         Annuity Period are subject to the following:
Owners. We will use reasonable procedures to confirm that
instructions are genuine. Neither we nor our Annuity Service       1.   the maximum number of transfers between Subaccounts is shown
Office will be liable for any transfers made in accordance with         on the Contract Schedule;
your instructions. All transfers made on the same Business Day
will be treated as one transfer. A transfer will be made as of     2.   you may not make a transfer from the General Account to the
the end of a Business Day when we receive a Notice containing all       Separate Account;
the required information necessary to process the request.
                                                                   3.   transfers among Subaccounts will be made by converting the
TRANSFERS DURING THE ACCUMULATION PERIOD -- During the                  number of Annuity Units being transferred to the number of
Accumulation Period, you may ask us to transfer your Account            Annuity Units of the Subaccount to which the transfer is
Value from one Subaccount to another, subject to the following:         made, so that the next Annuity Payment if it were made at
                                                                        that time would be the same amount that it would have been
1.   the maximum number of transfers per Contract Year is shown         without the transfer. Thereafter, Annuity Payments will
     on the Contract Schedule;                                          reflect changes in the value of the new Annuity Units; and

2.   we reserve the right to assess a transfer fee if the number   4.   you may make a transfer from the Separate Account to the
     of transfers exceeds the maximum number of permissible free        General Account. The amount transferred to the General
     transfers shown on the Contract Schedule;                          Account from a Subaccount of the Separate Account will be
                                                                        equal to the product of "(a)" multiplied by "(b)" multiplied
3.   the minimum and maximum amounts which may be transferred are       by "(c)", where (a) is the number of Annuity Units
     shown on the Contract Schedule;                                    representing your interest in the Subaccount per Annuity
                                                                        Payment; (b) is the Annuity Unit value for the Subaccount;
4.   your right to make transfers is subject to limitations or          and (c) is the present value of $1.00 per payment period for
     modification by us if we determine, in our sole opinion,           the remaining annuity benefit period based on the Attained
     that the exercise of the right by one or more owners with          Age of the Annuitant at time of transfer, and calculated
     interests in the Subaccount is, or would be, to the                using the same actuarial basis as the Variable Annuity rates
     disadvantage of other owners. Restrictions may be applied in       applied on the Annuity Date for the Annuity Option elected.
     any manner reasonably designed to prevent any use of the           Amounts transferred to the General Account will be applied
     transfer right that is considered by us to be to the               under the Annuity Option elected at the Attained Age of the
     disadvantage of other owners. A limitation or modification         Annuitant at the time of the transfer using the Fixed
     could be applied to transfers to, or from, one or more of          Annuity Option Table. If at the time of transfer, the then
     the Subaccounts and could include, but is not limited to:          current Fixed Annuity Option rates applicable to this class of contracts provide a greater payment, the greater payment
     a.   the requirement of a minimum time period between each         will be made. All amounts and Annuity Unit values will be
          transfer;                                                     determined as of the end of the Business Day on which we
                                                                        receive a Notice.
     b.   not accepting a transfer request from an agent acting
          under a power of attorney on behalf of more than one     DEATH BENEFIT PROVISIONS
          owner;
                                                                   DEATH OF OWNER DURING THE ACCUMULATION PERIOD -- During the
     c.   limiting the dollar amount that may be transferred       Accumulation Period, the death benefit will be paid to your
          between the Subaccounts by an owner at any one time;     Beneficiary(ies) upon your death, or upon the first death of a
                                                                   Joint Owner.
     d.   requiring that a written transfer request be provided
          to us, signed by an owner;                               DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD -- The death benefit is the Account Value determined as of the end of the
5.   to the extent permitted by applicable law, during times of    Business Day on which we have received both due proof of death
     drastic economic or market conditions, we may suspend the     and an election for the payment method. The death benefit amount
     transfer privilege temporarily without notice and treat       in the Separate Account remains in the Separate Account until
     transfer requests based on their separate components (a       distribution begins. From the time the death benefit is
     redemption order with a simultaneous request for purchase of  determined until complete distribution is made, any amount in the
     another Subaccount). In such a case, the redemption order     Separate Account will continue to be subject to investment risk.
     would be processed at the source Subaccount's next            This risk is borne by the Beneficiary.
     determined Accumulation Unit Value. However, the purchase
     into the new Subaccount would be effective at the next        DEATH BENEFIT OPTIONS DURING THE ACCUMULATION PERIOD -- A
     determined Accumulation Unit Value for the new Subaccount     Beneficiary must elect the death benefit to be paid under one of
     only after we receive the proceeds from the source            the options below (unless the Owner has previously made such
     Subaccount, or we otherwise receive cash on behalf of the     election) in the event of the death of an Owner during the
     source Subaccount;                                            Accumulation Period. In addition, if the Beneficiary is the spouse of the
6.   transfers do not change the allocation instructions for
     future Purchase Payments or any pre-scheduled transfers.
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
Owner, he or she may elect to continue the Contract in his or her  Any death benefit will be paid in accordance with applicable law
own name and exercise all the Owner's rights under the Contract.   or regulations governing death benefit payments.
The death benefit options available under the Contract are:
                                                                   In all events, this Contract will be continued and administered
Option 1 -- lump sum payment of the death benefit; or              in accordance with Section 72 (s) of the Internal Revenue Code, as amended.
Option 2 -- the payment of the entire death benefit within five
(5) years of the date of the death of the Owner or the first       WITHDRAWAL PROVISIONS
Joint Owner to die; or
                                                                   WITHDRAWALS -- Prior to the Annuity Date, you may, upon Notice to
Option 3 -- payment of the death benefit under an Annuity Option   us, make a total or partial withdrawal of the Withdrawal Value. A
over the lifetime of the Beneficiary or over a period not          withdrawal will result in the cancellation of Accumulation Units
extending beyond the life expectancy of the Beneficiary with       from each applicable Subaccount of the Separate Account in the
distribution beginning within one year of the date of death of     ratio that the Account Value in the Subaccount bears to the total
the Owner or the first Joint Owner to die.                         Account Value. You must specify in a Notice to us from which
                                                                   Subaccount(s) values are to be withdrawn if other than the above
Any portion of the death benefit not applied under Option 3        method is desired. We will pay the amount of any withdrawal
within one (1) year of the date of the Owner's or Joint Owner's    within seven (7) days of receipt of the Notice in good order
death must be distributed within five (5) years of the date of     unless the Suspension or Deferral of Payments or Transfers from
death.                                                             the Separate Account provision is in effect.

If a lump sum payment is requested, the amount will be paid        Each partial withdrawal must be for an amount which is not less
within seven (7) days of receipt of proof of death and the         than the minimum shown on the Contract schedule or, if smaller, election, unless the Suspension or Deferral of Payments Provision  the remaining Withdrawal Value. If the withdrawal would result in
is in effect.                                                      the Account Value being less than the Minimum Withdrawal Value which must remain in the Contract after a Partial Withdrawal as
Payment to the Beneficiary, other than in a lump sum, may only be  shown on the Contract schedule we will treat the withdrawal
elected during the sixty (60) day period beginning with the date   request as a request for a full withdrawal.
of receipt of proof of death.
                                                                   WITHDRAWAL CHARGE -- Upon withdrawal of all or a portion of the
DEATH OF OWNER DURING THE ANNUITY PERIOD -- If the Owner or a      Account Value, a Withdrawal Charge as set forth on the Contract
Joint Owner, who is not the Annuitant, dies during the Annuity     schedule may be assessed. Under certain circumstances, described
Period, any remaining payments under the Annuity Option elected    on the Contract schedule, a withdrawal may be made without the
will continue at least as rapidly as under the method of           imposition of a Withdrawal Charge.
distribution in effect at the time of the Owner's death. Upon the
death of the Owner or a Joint Owner during the Annuity Period,     For a partial withdrawal, the Withdrawal Charge will be deducted
the Beneficiary becomes the Owner.                                 from the remaining Account Value, if sufficient, or from the amount withdrawn.
DEATH OF ANNUITANT -- Upon the death of an Annuitant, who is not
the Owner or Joint Owner, during the Accumulation Period, the      ANNUITY PROVISIONS
Owner automatically becomes the Annuitant. The Owner may select a new Annuitant if the Owner does not want to be the Annuitant. Any  ANNUITY DATE -- The Annuity Date is shown on the Contract
new Annuitant designation will be subject to the Company's         Schedule. Prior to the Annuity Date, you may, subject to the
underwriting rules then in effect. However, if the Owner is a      Annuity Requirements set forth on the Contract Schedule, change
non-natural person, the death of the primary Annuitant will be     the Annuity Date upon thirty (30) days prior Notice to us.
treated as the death of the Owner.
                                                                   ELECTION OF ANNUITY OPTION -- The Annuity Option is elected by
Upon the death of the Annuitant during the Annuity Period, the     you. If no Annuity Option is elected, Option 2 - Life Annuity death benefit, if any, will be as specified in the Annuity Option  with Ten (10) Years of Annuity Payments Guaranteed will elected. Death benefits will be paid at least as rapidly as under  automatically be applied. Upon thirty (30) days Notice prior to
the method of distribution in effect at the Annuitant's death.     the Annuity Date you may change the Annuity Option.

PAYMENT OF DEATH BENEFIT -- We will require due proof of death     ANNUITY OPTIONS -- You may elect to receive Annuity Payments
before any death benefit is paid. Due proof of death will be:      monthly, quarterly, semi-annually or annually. The following
                                                                   Annuity Options, or any other Annuity Option acceptable to you
1.   a certified death certificate;                                and us, may be elected:

2.   a certified decree of a court of competent jurisdiction as    OPTION 1 -- LIFE ANNUITY -- We will make Annuity Payments,
     to the finding of death;                                      payable at the frequency elected, during the lifetime of the
                                                                   Annuitant and terminating with the last payment due prior to the
3.   a written statement by a licensed medical doctor who          Annuitant's death.
     attended the deceased; or

4.   any other proof satisfactory to us.
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
OPTION 2 -- LIFE ANNUITY WITH 10 YEARS OF ANNUITY PAYMENTS         provide an Annuity Payment greater than that which is guaranteed
GUARANTEED -- We will make Annuity Payments, payable at the        under the same Annuity Option under this Contract, then the
frequency elected, during the lifetime of the Annuitant with a     greater payment will be made.
guarantee that if at the Annuitant's death there have been less
than 10 years of Annuity Payments made as selected, Annuity        VARIABLE ANNUITY -- Variable Annuity Payments are not
Payments will continue for the remainder of the Guaranteed         predetermined as to dollar amount; and will increase or decrease
Period. You may elect to have the present value of the guaranteed  in proportion to the amount that the Net Investment Factor
Variable Annuity Payments remaining, as of the date due proof of   exceeds the Assumed Investment Return selected.
the Annuitant's death is received at our Annuity Service Office,
commuted at the Assumed Investment Return selected. We will        The dollar amount of the first Variable Annuity Payment is
require the return of this Contract and proof of death prior to    determined as follows. The first Variable Annuity Payment will be
the payment of any commuted values.                                based upon the Annuity Option elected, the Annuitant's Attained
                                                                   Age and sex, and the appropriate Variable Annuity Option Table.
OPTION 3 -- JOINT AND LAST SURVIVOR ANNUITY -- We will make        If, as of the Annuity Calculation Date, the then current Variable
Annuity Payments, payable at the frequency elected, during the     Annuity Option rates applicable to this class of Contracts joint lifetime of the Annuitant and the Joint Annuitant. Upon the  provide a first Annuity Payment greater than that which is
death of either the Annuitant or Joint Annuitant, Annuity          guaranteed under the same Annuity Option under this Contract, the
Payments will continue to be paid during the remaining lifetime    greater payment will be made.
of the survivor. Annuity Payments cease with the final Annuity
Payment due prior to the last survivor's death.                    The dollar amount of Variable Annuity Payments for each
                                                                   applicable Subaccount after the first payment is determined as
OPTION 4 -- JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEARS OF       follows:
ANNUITY PAYMENTS GUARANTEED -- We will make Annuity Payments,
payable at the frequency elected, during the joint lifetime of     1.   the dollar amount of the first Variable Annuity Payment is
the Annuitant and the Joint Annuitant. Upon the death of either         divided by the value of an Annuity Unit for each applicable
the Annuitant or Joint Annuitant, Annuity Payments will continue        Subaccount as of the Annuity Calculation Date. This
to be paid during the remaining lifetime of the survivor. If at         establishes the number of Annuity Units for each monthly
the last death of the Annuitant and the Joint Annuitant, there          payment. The number of Annuity Units for each applicable
have been less than 10 years of Annuity Payments made as                Subaccount remains fixed during the Annuity Period, unless
selected, Annuity Payments will continue to be made for the             you transfer values from the Subaccount to another
remainder of the Guaranteed Period. You may elect to have the           Subaccount;
present value of the guaranteed Variable Annuity Payments
remaining, as of the date due proof of the Annuitant's death is    2.   the fixed number of Annuity Units per payment in each
received at our Annuity Service Office, commuted at the Assumed         Subaccount is multiplied by the Annuity Unit value for that
Investment Return selected. We will require the return of this          Subaccount for the Business Day for which the Annuity
Contract and proof of death prior to the payment of any commuted        Payment is being calculated. This result is the dollar
values.                                                                 amount of the payment for each applicable Subaccount, less any Account Fee.
ANNUITY -- You can elect to have the Annuity Option payable as
Fixed Annuity Payments or Variable Annuity Payments or a           The total dollar amount of each Variable Annuity Payment is the
combination. Fixed Annuity Payments are guaranteed as to dollar    sum of all Subaccount Variable Annuity Payments.
amount. Variable Annuity Payments will reflect the investment
experience of the Separate Account in accordance with the          ANNUITY UNIT -- The initial Annuity Unit Value for each
allocation of the Account Value to the Subaccounts. Unless         Subaccount of the Separate Account was set by us.
another payee is designated, you will be the payee of the Annuity
Payments.

The Adjusted Account Value will be applied to the applicable
Fixed and/or Variable Annuity Tables to determine your first
Annuity Payment. The Adjusted Account Value is determined on the
Annuity Calculation Date which is a Business Day no more than five Business Days prior to the Annuity Date. The Adjusted
Account Value is the Account Value, less any Premium and Other
Taxes or other applicable taxes and less the Account Fee. The amount of the first payment for each $1,000 of Adjusted Account
Value is shown in the Annuity Tables.

FIXED ANNUITY -- Fixed Annuity Payments are based upon the
Annuity Option elected, the Annuitant's Attained Age and sex, and the appropriate Fixed Annuity Option Table. If, as of the Annuity
Calculation Date, the then-current Fixed Annuity Option rates applicable to this class of contracts

8011 (11/00)

The subsequent Annuity Unit value for each Subaccount is           SUSPENSION OR DEFERRAL OF PAYMENTS OR TRANSFERS FROM THE SEPARATE
determined by multiplying the Annuity Unit value for the           ACCOUNT
immediately preceding Business Day by the Net Investment Factor
for the Subaccount for the current Business Day and multiplying    We reserve the right to suspend or postpone payments for a
the result by a factor for each day since the last Business Day    withdrawal or transfer for any period when:
which offsets the Assumed Investment Return used to develop the
Variable Annuity Tables. You select the Assumed Investment Return  1.   the New York Stock Exchange is closed (other than customary
(which must be acceptable to us) to be used at the time this            weekend and holiday closings);
Contract is issued. Upon thirty (30) days Notice, prior to the
Annuity Date, you may change the selected Assumed Investment       2.   trading on the New York Stock Exchange is restricted;
Return. If you do not select an Assumed Investment Return, the
Assumed Investment Return will be the one shown in the Annuity     3.   an emergency exists as a result of which disposal of
Requirements on the Contract Schedule.                                  securities held in the Separate Account is not reasonably
                                                                        practicable or it is not reasonably practicable to determine
FREQUENCY AND AMOUNT OF ANNUITY PAYMENTS -- Annuity Payments will       the value of the Separate Account's net assets; or
be paid as monthly installments or at any frequency acceptable to
you and us. The Adjusted Account Value on the Annuity Calculation  4.   during any other period when the Securities and Exchange
Date is applied to the Annuity Table for the Annuity Option             Commission, by order, so permits for the protection of the
elected. If the amount of the Adjusted Account Value to be              Owner.
applied under an Annuity Option is less than $5,000, we reserve
the right to make one lump sum payment in lieu of Annuity          The applicable rules and regulations of the Securities and
Payments. If the amount of any Annuity Payment would be or         Exchange Commission will govern as to whether the conditions
becomes less than $100, we may reduce the frequency of payments    described in (2) and (3) exist.
to an interval which will result in each payment being at least
$100.                                                              RESERVES, VALUES AND BENEFITS

ANNUITY PAYMENT GUARANTEE -- We guarantee that the dollar amount   All reserves are greater than, or equal to, those required by
of each Variable Annuity Payment after the first Annuity Payment   statute. Any values and death benefits that may be available will not be affected by variations in actual mortality experience  under this Contract are not less than the minimum benefits
or expenses, but only by investment experience. The amount of      required by any law of the state in which this Contract is
each Fixed Annuity Payment will not change.                        delivered.

BASIS OF PAYMENTS -- The Annuity Tables are based on the tables defined under the Annuity Requirements set forth on the Contract
Schedule.

8011 (11/00)

         FIXED ANNUITY TABLES AND VARIABLE ANNUITY TABLES

                 AMOUNT OF FIRST MONTHLY PAYMENT
                   PER $1000 OF CONTRACT VALUE

                          Annuitant Only

                                                                           Option 2: Life Annuity with 10 Years of
Option 1: Life Annuity                                                     Annuity Payments Guaranteed
-------------------------------------------------------                   ---------------------------------------------------------
 Attained Age                                                               Attained Age
 of Annuitant               Male             Female                         of Annuitant               Male            Female
-------------------------------------------------------                   ---------------------------------------------------------
       55                    3.95              3.72                             55                      3.93             3.71
       60                    4.30              4.01                             60                      4.26             3.99
       65                    4.75              4.40                             65                      4.68             4.36
       70                    5.37              4.92                             70                      5.23             4.84
       75                    6.24              5.64                             75                      5.92             5.47
       80                    7.43              6.68                             80                      6.73             6.29
       85                    9.08              8.22                             85                      7.61             7.26

                  Annuitant and Joint Annuitant

Option 3: Joint and Last Survivor Life Annuity

                    Age of Female Joint Annuitant
-------------------------------------------------------------------
 Attained Age        10 Years   5 Years   Same   5 Years   10 Years
 of Male Annuitant    Younger   Younger    Age    Older      Older
-------------------------------------------------------------------
       55              3.21       3.33    3.44     3.56      3.66
       60              3.37       3.52    3.67     3.81      3.94
       65              3.58       3.77    3.96     4.15      4.33
       70              3.84       4.09    4.35     4.61      4.85
       75              4.19       4.53    4.89     5.25      5.58
       80              4.66       5.13    5.64     6.15      6.59
       85              5.31       5.98    6.71     7.42      8.02

Option 4: Joint and Last Survivor Annuity with 10 Years of
Annuity Payments Guaranteed

                    Age of Female Joint Annuitant
-------------------------------------------------------------------
 Attained Age        10 Years   5 Years   Same   5 Years   10 Years
 of Male Annuitant    Younger   Younger    Age    Older      Older
-------------------------------------------------------------------
          55           3.21       3.33    3.44     3.55      3.66
          60           3.37       3.52    3.67     3.81      3.94
          65           3.58       3.76    3.96     4.15      4.32
          70           3.84       4.09    4.35     4.60      4.83
          75           4.19       4.52    4.87     5.22      5.51
          80           4.65       5.10    5.58     6.03      6.38
          85           5.27       5.88    6.50     7.02      7.35

Monthly installments for ages not shown will be furnished on request.

INDIVIDUAL FLEXIBLE PURCHASE PAYMENT
DEFERRED VARIABLE ANNUITY CONTRACT

NONPARTICIPATING

                         [LOGO OF METLIFE INVESTORS(R)]
                    MetLife Investors USA Insurance Company

                       222 Delaware Avenue
                            Suite 900
                          P.O. Box 25130
                       Wilmington, DE 19899